National Securities Corporation
August 23, 2001




                               CLEARING AGREEMENT


     THIS CLEARING AGREEMENT, dated as of this 23rd day of August 2001 (this "Agreement") between FIRST CLEARING CORPORATION (hereinafter referred to as the "Clearing Firm") and NATIONAL SECURITIES CORPORATION, a Washington corporation (hereinafter referred to as the "Introducing Firm"),

                                WITNESSETH THAT:

     WHEREAS, the Introducing Firm is desirous of availing itself of clearing, execution and other services related to the securities business as more fully set forth herein; and

     WHEREAS, the Clearing Firm desires to extend the foregoing types of services to the Introducing Firm.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

I.       Services

         A.       Services to be Performed by the Clearing Firm
                  ---------------------------------------------

                (i) The Clearing Firm shall execute orders for the Introducing Firm's customers whose cash or margin accounts have been accepted by Clearing Firm ("Introduced Accounts"), but only insofar as such orders are transmitted by the Introducing Firm to the Clearing Firm. For purposes of the Securities Investor Protection Act of 1970, as amended, and the broker-dealer financial responsibility rules promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "SEA"), the Introducing Firm's customers who have Introduced Accounts shall be customers of the Clearing Firm, and not of the Introducing Firm.

                (ii) The  Clearing  Firm shall  generate,  prepare  and,  to the extent mutually agreed upon by the parties hereto, mail confirmations respecting each of the Introduced Accounts. Upon mutual agreement of the parties hereto, the Clearing Firm may transmit the necessary information via the available communication facilities in order to effect the printing of confirmations at the location of the Introducing Firm.

                (iii)The  Clearing  Firm  shall  prepare  and mail  the  summary monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any quarter covered by such statement) to every Introduced Account.

                (iv) The Clearing Firm shall settle  contracts and  transactions in securities (including options to buy or sell securities)
                     (i)  between  the  Introducing  Firm and other  brokers and

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                     dealers,   (ii)  between  the  Introducing   Firm  and  the
                     Introduced Accounts, and (iii) between the Introducing Firm and persons other than the Introduced Accounts or other brokers and dealers.

                (v) The Clearing Firm shall engage in all cashiering functions for the Introduced Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefor, holding in custody and safekeeping all securities and payments so received, the handling of margin accounts, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, rights offerings, warrants, tender offers and redemptions only to the extent the Clearing Firm is timely notified of such transactions by the appropriate third parties. The Clearing Firm shall not be responsible for errors caused by such third parties with respect to such transactions. Upon mutual agreement of the parties hereto, the cashiering functions with respect to the receipt of securities and the making and receiving payment therefore may be relinquished to the Introducing Firm. All deposits for Introduced Accounts, which constitute Individual Retirement Account contributions, must be physically received by the Clearing Firm (or deposited into the local bank deposit account established on behalf of the Introducing Firm's customers pursuant to this Agreement) on the date they are due, or they may be rejected by the Clearing Firm in its sole discretion).

                (vi) The Clearing Firm shall  construct  and maintain  books and records of all transactions executed or cleared through it and not specifically charged to the Introducing Firm pursuant to the terms of this Agreement, including a daily record of required margin and other information required by Rule 432(a) of the rules of the Board of Governors of the New York Stock Exchange, Inc. (the "Rules"), or by the constitution, articles of incorporation, by-laws (or comparable instruments) or rules, regulations or other instruments corresponding to the foregoing, and the stated policies or practices of any other securities exchange (the "Standards"), including but not otherwise limited to any national securities exchange registered under the SEA ("National Securities Exchange") or the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD").

               (vii) The Clearing Firm shall report all transactions cleared and settled for Introducing Firm in Nasdaq NMS and Small Cap securities, and convertible bonds on behalf of Introducing Firm in accordance with NASD rules governing the NASD Order Audit Trail System ("OATS"). The Clearing Firm represents that it (a) is familiar with OATS rules and the OATS Reporting Technical Specifications; (b) completed testing, as described in the OATS Technical Specifications; (c) agrees to make reports to OATS in compliance with OATS rules and Technical Specifications, and any subsequent modifications thereto; (d) agrees that the records of OATS

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                     data prepared on behalf of Introducing  Firm and maintained by the Clearing Firm is property of the Introducing Firm and shall be surrendered upon the Introducing Firm's request; (e) agrees to permit examination of any records of OATS data prepared on behalf of Introducing Firm and maintained by the Clearing Firm at any time or from time to time during normal business hours by representatives of NASD Regulation and to promptly furnish to NASD Regulation or its designee true, correct, complete, and current hard copy of any of these records; (f) has processes and procedures reasonably designed to ensure compliance with OATS requirements; and (g) agrees to promptly notify the
                     Introducing   Firm  upon  the   occurrence  of  any  event,
                     including physical damage to the Clearing Firm's facilities or legal proceedings involving the Clearing Firm that would materially affect the Clearing Firm's ability to make OATS reports on behalf of Introducing Firm. The Clearing Firm's
                     agreement  to  undertake   OATS   reporting  on  behalf  of
                     Introducing Firm does not relieve Introducing Firm of its responsibilities under OATS rules or Rules 17a-3 and 17a-4 under the SEA. The Clearing Firm may in its sole and absolute discretion, upon ninety (90) days written notice, stop performing OATS reporting on behalf of the Introducing Firm, and this Agreement shall be deemed to have terminated under Section K(iv) of Article XVII of this Agreement if and when the Clearing Firm so stops performing OATS reporting.

             (viii) Introducing Firm authorizes and directs the Clearing Firm to forward promptly any written customer complaints received by the Clearing Firm regarding the Introducing Firm or any of its associated persons relating to any of the functions and responsibilities allocated to the Introducing Firm under this Agreement directly to: (a) Introducing Firm and (b) the Introducing Firm's examining authority designated under Section 17 of the SEA ("DEA"). In addition, Introducing Firm acknowledges and understands that the Clearing Firm is required to notify any such customers in writing that the Clearing Firm has received the written complaint and that the complaint has been forwarded to the Introducing Firm and the Introducing Firm's DEA.

         B.       Services which shall not be Performed by the Clearing Firm
                  ----------------------------------------------------------

                  Unless otherwise agreed to in a writing executed by the parties hereto, the Clearing Firm shall not engage in any of the following services, nor be responsible for the same, on behalf of the Introducing Firm:

                  (a)       Accounting,     bookkeeping    or     recordkeeping,
                            cashiering, or any other services with respect to any transaction other than securities transactions.

                  (b) Preparation of the Introducing Firm's payroll records, financial statements or any analysis or review thereof or any recommendation relating thereto.

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                  (c)       Preparation  or issuance of checks in payment of the
                            Introducing Firm's expenses, other than expenses (incurred by the Clearing Firm on behalf of the Introducing Firm) pursuant to this Agreement.

                  (d)       Payment   of   commissions,    salaries   or   other
                            remuneration to the Introducing Firm's salesmen or any other employees of the Introducing Firm.

                  (e) Preparation and filing of reports (the "Reports") with the SEC, any state securities commission, any National Securities Exchange, or other securities exchange or securities association or any other regulatory or self-regulatory body or agency with which the Introducing Firm is associated and/or by which it is regulated. Notwithstanding the foregoing, the Clearing Firm shall, at the request of the Introducing Firm, furnish the Introducing Firm with any necessary information and data contained in books and records kept by the Clearing Firm and not otherwise reasonably available to the Introducing Firm if such information is required in connection with the preparation and filing of Reports by the Introducing Firm.

                  (f) Making and maintaining reports and records required to be kept by the Introducing Firm by the Currency and Foreign Transactions Reporting Act of 1970 and the regulations promulgated pursuant thereto, or any similar law or regulations enacted or adopted hereafter.

                  (g) Obtaining and verifying new account information, and insuring that such information meets the requirements of Rule 405(1) of the Rules and any other Laws, Regulations or applicable Standards as defined herein.

                  (h) Maintaining a record of all personal and financial information concerning any Introduced Account and all orders received therefrom, and maintaining documents and agreements executed by an Introduced Account.

                  (i) Accepting deposits from the Introducing Firm in the form of coin or currency of the United States or any other country.

II.      Clearing Charges

         A. Incorporation of Appendix. See Appendix I attached hereto and incorporated herein by reference.


         B. No Contravention of Laws and Regulations. In no event shall the fees charged in this Article II for the above services be in contravention of the Securities Act of 1933, as amended, the SEA, the Investment Advisers Act of 1940, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder, or any other law, rule or regulation, federal, state or local, or any constitution, by-law, rule, regulation or instrument corresponding to the foregoing, or stated policy, rule or practice of any National Securities Exchange or

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

              other securities exchange or association or other regulatory or self-regulatory body or agency ("Laws and Regulations"). In the event that such fees are deemed by the Clearing Firm to be in contravention of the Laws and Regulations, they shall be replaced with fees mutually agreed upon by the Clearing Firm and the Introducing Firm.

III.     Interest

         Interest income earned through charges on debit balances in any Introduced Account shall be proprietary to and fully retained by the Clearing Firm. No interest shall be paid or credit given for any credit balances which from time to time may be left on deposit with the Clearing Firm, unless otherwise mutually agreed upon by the Clearing Firm and the Introducing Firm as noted in Appendix I.

IV.      Notations on Statements and Confirmations

         The Clearing Firm shall carry all Introduced Accounts in the name of the Introducing Firm's customer, with a notation on its books and records and on all monthly or quarterly statements, and confirmation that such Introduced Accounts were introduced by the Introducing Firm. The role of the Clearing Firm is to perform only the clearing functions and related services expressly set forth herein, and the Introducing Firm shall continue as broker for the Introduced Accounts. Inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement. Copies of the forms covering all of the foregoing shall be furnished by the Clearing Firm to the Introducing Firm.

V.       Opening of Accounts

         A.   At the  time  of the  opening  of  each  Introduced  Account,  the
              Introducing Firm shall furnish the Clearing Firm with all financial and personal information concerning such Introduced Accounts as the Clearing Firm may reasonably require including but not limited to the tax identification number for each Introduced Account. At the time of the opening of Introduced Accounts that are margin accounts, the Introducing Firm shall furnish the Clearing Firm with executed customers' agreements, hypothecation agreements and consents to loans of securities (collectively, the "margin agreement"). With respect to Introduced Accounts which are Individual Retirement Accounts for which the Clearing Firm serves as custodian, the Introducing Firm shall furnish such documentation and information as may be required by the Clearing Firm. The Clearing Firm shall supply the Introducing Firm with "new account" and margin agreement forms regarding margin accounts in sufficient quantities. If any Introduced Account may have been opened without the Clearing Firm having previously received the foregoing information or, in the case of a margin account, without the Clearing Firm having previously received properly executed margin agreements, failure of the Clearing Firm to receive such information or margin agreements shall not be deemed to be a waiver of the information requirements set forth herein. The Introducing Firm shall make and maintain copies of all agreements executed by or related to Introduced Accounts, including but not limited to tax identification number and appropriate certification

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

              thereof. Upon the written and/or oral request of the Clearing Firm, the Introducing Firm shall furnish the Clearing Firm with any other documents and agreements executed by the Introduced Account on forms which shall be supplied by the Clearing Firm in sufficient quantities and which may reasonably be required by the Clearing Firm in connection with the opening, operating or maintaining of Introduced Accounts. The Clearing Firm may, at its option, mail margin agreements and/or option agreements directly to the Introduced Accounts upon notification to the Introducing Firm and/or require completion of its own margin agreement or new account form and, if required, option account agreement for an Introduced Account. The Introducing Firm shall promptly provide the Clearing Firm with basic data and copies of documents relating to each of the Introduced Accounts, including, but not otherwise limited to, copies of records of any receipts of the Introduced Accounts' funds and/or securities received directly by the Introducing Firm, as shall be necessary for the Clearing Firm to discharge its service obligations under this Agreement.

         B. All transactions in any Introduced Account are to be considered cash transactions until such time as the Clearing Firm has received margin agreements, duly and validly executed in respect of such Introduced Account. Nevertheless, it is intended that the Introducing Firm shall obtain executed margin agreements within fifteen (15) days after the opening of Introduced Accounts that are margin accounts. In the event that the Clearing Firm has not received an executed margin agreement within fifteen (15) days of opening, the Clearing Firm has the right to place limitations on the trading of the account, including, but not limited to, restricting the account to a cash basis. In the event credit is inadvertently extended with respect to such Introduced Accounts, the Introducing Firm shall indemnify and hold the Clearing Firm harmless from and against all loss, liability, damage, cost and expense (including, but not otherwise limited to fees and expenses of legal counsel arising therefrom); provided, however, that if the Clearing Firm is the cause of such an inadvertent extension of credit, the Clearing Firm shall share with the Introducing Firm, on a reasonable basis, the costs and expenses for which the Introducing Firm is required by this sentence to indemnify and hold harmless the Clearing Firm.

         C. At the time of the opening of any agency Introduced Account, including any account for which the Introducing Firm is acting pursuant to discretionary authority or a power of attorney, the Introducing Firm shall obtain appropriate written authority from the Introduced Account and upon request shall furnish the Clearing Firm with the name of any principal for whom the Introducing Firm is acting as agent, and written evidence of such authority. With respect to Delivery vs. Payment Accounts, it is the responsibility of the Introducing Firm to obtain a written assurance from the client that all trades shall be settled pursuant to Section 64 of the NASD Uniform Practices Code and Section 387 of the New York Stock Exchange ("NYSE").

         D. The Introducing Firm shall have the sole and exclusive responsibility for compliance with Rule 405(3) of the Rules and shall specifically approve the opening of any new account before forwarding such account to the Clearing Firm as a potential Introduced Account. The Clearing Firm, in its reasonable business judgment, reserves the right to reject any account which the Introducing Firm may tender to the Clearing Firm as a potential Introduced Account within five (5) business days of such tender. The Clearing Firm also reserves the right to terminate any account previously accepted by it as an Introduced Account five (5) business days after giving written notice to the Introducing Firm of the Clearing Firm's intention to terminate the Introduced Account.

         E. Pursuant to written notification received by the Introducing Firm and forwarded to the Clearing Firm, any account of the Introducing Firm may choose to reject the services to be performed by the Clearing Firm pursuant to this Agreement and thus choose not to be serviced as an Introduced Account pursuant hereto. Upon notice from another member organization that an Introduced Account intends to transfer his account thereto, the Clearing Firm shall expedite such transfer and shall have the sole and exclusive responsibility for compliance with Rule 412 of the Rules.

         F. It shall be the sole and exclusive responsibility of the Introducing Firm to make every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefor, in compliance with Rule 405(1) of the Rules, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of all certificates, papers and signatures provided by each Introduced Account. Any investment advice furnished to an Introduced Account shall be the sole and exclusive responsibility of the Introducing Firm.

         G. The Introducing Firm shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Introducing Firm's partners, officers or employees have discretionary authority, as required by Rule 408 of the Rules and any other applicable Laws and Regulations. The Introducing Firm shall furnish the Clearing Firm with such documentation with respect thereto as may be requested by the Clearing Firm. The Introducing Firm hereby agrees to indemnify and hold the Clearing Firm harmless against any loss, liability (including but not otherwise limited to liability as to controlling persons and other liability pursuant to Section 20 of the SEA), damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) suffered or incurred by the Clearing Firm directly or indirectly as a result of any liabilities or claims arising from the exercise by the Introducing Firm, its partners, officers or employees of discretionary authority over Introduced Accounts. The Introducing Firm hereby warrants that with regard to any order or instructions given by the Introducing Firm with respect to such discretionary accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of the Laws and Regulations. Furthermore, the Introducing Firm hereby agrees to indemnify and hold the Clearing Firm harmless against any loss, liability (including but not otherwise limited to liability as to controlling persons and other liability pursuant to Section 20 of the SEA), damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) suffered or incurred by the Clearing Firm

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

              directly or indirectly as a result of any breach of the Introducing Firm's said warranty. The Introducing Firm hereby agrees and warrants that it shall maintain appropriate blanket brokers bond insurance policies covering any and all acts of its employees, agents and partners, each of which policies shall by rider name the Clearing Firm as a loss payee thereunder and shall be adequate to fully protect and indemnify the Clearing Firm against any loss, liability (including but not otherwise limited to liability as to controlling persons and other liability pursuant to Section 20 of the SEA), damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) which the Clearing Firm may suffer or incur, directly or indirectly, as a result of any act or omission of the Introducing Firm's employees, agents or partners. Each such policy shall further include a rider that it may be cancelled, and that a material provision thereof may be modified, only upon thirty (30) days' prior written notice to the Clearing Firm.

         H. The Introducing Firm shall have the sole and exclusive responsibility for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self-regulatory organization, bank, trust company, insurance company or other organization engaged in the securities business, and for compliance with Rule 407 of the Rules relating thereto. The Introducing Firm shall furnish the Clearing Firm with such documentation with respect thereto as may be requested by the Clearing Firm.

         I. The Introducing Firm shall have the sole and exclusive responsibility to insure that those of its customers who become Introduced Accounts under this Agreement shall not be minors or subject to those prohibitions existing under the Laws and Regulations generally relating to the incapacity of any Introduced Account or any conflict of interest relating to such Introduced Account.

         J. The Introducing Firm shall be solely and exclusively responsible for the loss, liability, damage, cost or expense (including but not otherwise limited to fees and expense of legal counsel) sustained or incurred by either the Introducing Firm or the Clearing Firm, arising out of or resulting from any orders the Introducing Firm has taken from Introduced Accounts residing or being domiciled in jurisdictions in which the Introducing Firm or its representatives have not been or are no longer authorized or registered to do business.

         K. It shall be the sole and exclusive responsibility of the Introducing Firm to comply with any and all prospectus delivery requirements in connection with Introduced Accounts which are option accounts.

         L. In addition to the previous requirements for opening accounts, the following conditions govern the conversion of the Introduced Accounts of Introducing Firm, and all positions in such accounts, from the clearing firm which had previously cleared such accounts for Introducing Firm to the Clearing Firm pursuant to this Agreement ("Conversion"). The date as of which Conversion is completed shall hereinafter be called the "Conversion Date." The Introducing Firm shall obtain from such customers executed copies of the Clearing Firm's Margin and Automatic Cash Investment Agreements (and such other agreements which the Clearing Firm

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

              shall reasonably require in connection with Conversion). Further, the Introducing Firm certifies and warrants with respect to such converted Introduced Accounts that it has obtained with respect to each Introduced Account the correct taxpayer identification number for the Introduced Account to the extent required by Section 3406 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder together with the certifications required by such Section 3406 and the regulations thereunder. The Clearing Firm agrees to work diligently and in good faith to complete Conversion within ninety (90) days after August 23, 2001, which shall be the effective date of this Agreement (the "Effective Date"). The Introducing Firm agrees to cooperate diligently and in good faith with the Clearing Firm to complete Conversion. The Introducing Firm shall indemnify the Clearing Firm for any loss, liability, damage, cost or expense (including but not limited to fees and expenses of legal counsel) sustained or incurred as a result of the Introducing Firm's failure to fulfill its obligations under this Section L. The Clearing Firm shall provide the Introducing Firm sufficient quantities of such Agreements. Unless specifically requested to the contrary by Clearing Firm, Introducing Firm shall provide Clearing Firm with copies of all Introduced Accounts' taxpayer identification number certifications immediately upon Conversion.

         M.   Clearing Firm Acting as Executing Broker

              If the Clearing Firm agrees in its sole discretion to act as an "Executing Broker" as such term is understood in that certain letter dated January 25, 1994 from the Division of Market Regulation of the SEC, as the same may be amended, modified or supplemented from time to time (the "No-Action Letter"), then all terms herein shall have the same meaning as ascribed thereto either in this Agreement or in the No-Action Letter as the sense thereof shall require.

              The Clearing Firm may, from time to time, execute trades for Prime Brokerage Accounts in compliance with the requirements of the No-Action Letter. The No-Action Letter requires, inter alia, that a contract be executed between the Executing Broker and the Prime Broker and the Prime Broker and Prime Brokerage Customer prior to the transaction of any business under this Agreement. Introducing Broker agrees to arrange for execution by the Prime Broker, and the Prime Brokerage Customer, of any contracts prepared by and provided by the Clearing Broker.

              Introducing Broker shall promptly notify Clearing Broker of any trades to be cleared under this Agreement, and such notification shall be given not later than 5:00 p.m. Eastern standard time on the day when the trade was executed on an exchange or other market (the "Trade Date"). Notification shall be given in a mutually acceptable fashion, in sufficient detail for Clearing Broker to be able to report and transfer any trade executed by Introducing Broker on behalf of a Prime Brokerage Account to the appropriate Prime Broker.

              Introducing Broker understands and agrees that if Prime Broker shall disaffirm or "DK" any trade executed by Introducing Broker on behalf of a Prime Brokerage Account, Introducing Broker shall open an account for such Prime Brokerage Account in its range of accounts and shall transfer or deliver the trade to such account at the risk and expense of Introducing Broker to the same extent as for any account introduced by Introducing Broker pursuant to this Agreement.

              Introducing Broker understands and agrees that all Prime Brokerage Accounts shall be conducted in accordance with the requirements of the No-Action Letter and any relevant agreement between Introducing Broker and a Prime Brokerage Customer, or between Clearing Broker and the relevant Prime Broker. Introducing Broker further agrees to supply Clearing Broker with such documents and information which, from time to time, may be required by Clearing Broker to carry out the intention of this Section M.

              Introducing Broker agrees that it "shall know its customer," obtain appropriate documentation, including new account forms, conduct its own credit check with respect to the Prime Brokerage Customer, and determine the availability of shares for any short sales. Introducing Broker shall make arrangements, by written contract, for the clearance of any disaffirmed trades.

         N.   Clearing Firm Acting as Prime Broker

              If, in its sole discretion, the Clearing Broker agrees to act, in accordance with the requirements of the No-Action Letter, as a Prime Broker on behalf of the Introducing Broker or on behalf of a customer of the Introducing Broker (the "Prime Broker Customer"), the Prime Broker Customer agrees to execute and comply with a separate Customer Prime Broker Agreement provided for execution by the Clearing Broker, which is incorporated by reference herein. In addition, the Introducing Broker shall execute, or shall arrange for its Prime Broker Customer, to execute, any other documents required by the Clearing Broker, or by the No-Action Letter, in order to carry out the intention of this Article or shall provide any information which may be required in that connection either by the Clearing Broker or by the No-Action Letter.

VI.      Financial Responsibility

         A.   Hypothecation of Customer Securities

              Clearing Firm shall maintain possession and control of Introducing Firm's customer funds and securities in accordance with the broker-dealer financial responsibility rules promulgated under the SEA and other applicable laws, rules or regulations. Within limitations imposed by applicable laws, rules and regulations, securities and other property in Introducing Firm's customer and proprietary accounts may be pledged and hypothecated by Clearing Firm from time to time, without notice to Introducing Firm. Clearing Firm may do so without retaining in its possession or under its control for delivery a like amount of similar securities or other property.

         B.       PAIB Reserve Computation

          (i) The Clearing Firm agrees to perform a computation for Proprietary Accounts of Introducing Firm assets ("PAIB reserve computation") in accordance with the customer reserve computation set forth in Rule 15c3-3 ("customer reserve formula") modified as follows:

                     (a) Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula cannot be included as a credit in the PAIB reserve computation;

                     (b) Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of Rule 15c3-1 under the SEA which reduces debit balances by 3% under the alternative method shall not apply; and

                     (c) Neither Note E (1) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges is applicable to the PAIB reserve computation.

          (ii) Clearing Firm agrees that all PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3;

          (iii) Clearing Firm agrees that the PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula;

          (iv) Clearing Firm agrees to establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula must be maintained in the PAIB reserve requirement;

          (v) Clearing Firm and Introducing Firm agree that if the PAIB reserve computation results in a deposit requirement, the requirement can be satisfied to the extent of any excess debit in the customer reserve formula on the same date;

          (vi) Introducing Firm agrees that commissions receivable and other receivables of Introducing Firm (excluding clearing deposits) that are otherwise allowable assets under Rule 15c3-1 shall not be included in the PAIB reserve computation, and to identify them as receivables on the books and records of Introducing Firm and as payables on the books of Clearing Firm;

          (vii) Clearing Firm and Introducing Firm agree that the proprietary account of Introducing Firm that is a guaranteed subsidiary of a clearing firm or who guarantees a clearing firm is to be excluded from the PAIB reserve computation; and

          (viii) Introducing Firm understands and agrees that upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, the Clearing Firm shall by facsimile or telegram immediately notify its designated examining authority, the SEC and the Introducing Firm. Unless a corrective plan is found acceptable by the SEC and the designated examining authority, Clearing Firm shall provide written notification within five (5) business days of the date of discovery to Introducing Firm that PAIB assets held by Clearing Firm shall not be deemed allowable assets for net capital purposes. These assets shall become non-allowable on the last day of the subsequent month unless the deposit requirement with respect to those assets is satisfied.

     VII.     Concentration of Positions

              Introducing Firm shall ensure that its net aggregate proprietary and customer positions for any particular security (and/or options or warrants thereon) ("net aggregate position of Introduced Accounts") carried by the Clearing Firm for Introducing Firm shall not exceed such limits as may be set by Clearing Firm ("concentration limits") in a schedule of concentration limits, as amended by Clearing Firm from time to time and communicated in writing to the Introducing Firm. The Clearing Firm may at any time refuse to execute, clear and/or settle transactions that would otherwise increase the Introducing Firm's net aggregate position of Introduced Accounts in excess of the applicable concentration limit. The Clearing Firm also may at any time require the Introducing Firm to promptly take steps to reduce the Introducing Firm's net aggregate position of Introduced Accounts below the applicable concentration limit. If such position is not so reduced by the Introducing Firm in a timely manner as determined by the Clearing Firm and promptly communicated to the Introducing Firm, the Clearing Firm in its sole and absolute discretion and without further notice, is authorized to sell or otherwise dispose of (in the case of a net aggregate long position), or purchase or otherwise acquire (in the case of a net aggregate short position) such securities (and/or options or warrants thereon) in an amount and manner sufficient to reduce the net aggregate position of Introduced Accounts below the applicable concentration limit. Introducing Firm agrees to indemnify and hold the Clearing Firm harmless from and against any loss, liability, damage, cost or expense, penalties or taxes, (including but not otherwise limited to fees and expenses of legal counsel) arising out of or resulting from Introducing Firm's failure to comply with the terms of this
              Article VII.

VIII.    Transactions and Margin

         A. It is understood that with respect to Introduced Accounts which are margin accounts the Clearing Firm is responsible for compliance with Regulation T, 12 C.F.R. Part 220, the federal margin regulation promulgated by the Board of Governors of the Federal Reserve System (the "Board"), and any interpretive ruling issued by the Board, and letter rulings of the Federal Reserve Bank of New York, Rules and Interpretations of the NYSE and any other applicable margin and margin maintenance requirements of the Laws and Regulations. The Introducing Firm is responsible to the Clearing Firm for the collection of the margin required to support each transaction for, and to maintain margin in, each Introduced Account, in conformity with the above margin and margin maintenance requirements. After such initial margin on each transaction has been received, maintenance margin calls shall be generated by the Clearing Firm and made by the Clearing Firm. The Clearing Firm shall have the right to modify, in its sole discretion, any margin requirements of any Introduced Account from time to time so that the Clearing Firm may call for additional margin. Therefore, the Clearing Firm shall be the sole judge as to the amount of margin to be required of and maintained by Introduced Accounts, which may be imposed by security or specific Introduced Accounts and need not be of general application. The Clearing Firm shall impose no fees on the Introducing Firm, other than any fees or charges imposed directly by a regulatory body with regard to margin extensions granted by the Clearing Firm pursuant to written requests from a principal of the Introducing Firm.

         B. Subject to Article XIII of this Agreement, the Introducing Firm shall be solely and exclusively responsible to the Clearing Firm on all transactions for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) incurred or sustained by the Introducing Firm or the Clearing Firm as a result of the failure of any Introduced Account to make timely payment for the securities purchased by it or timely and good delivery of securities sold for it, or timely compliance by it with margin or margin maintenance calls (provided that the Clearing Firm has timely issued under its then current policies such call and given notice thereof to the Introducing Firm), whether or not any margin extensions have been granted by the Clearing Firm pursuant to the request of the Introducing Firm, except that no interest shall be charged by the Clearing Firm for cash shorts in Introduced Accounts. The Introducing Firm agrees to be solely and exclusively responsible to the Clearing Firm for any loss or liability whatsoever should any check or draft given to the Clearing Firm by any of the Introduced Accounts be returned to the Clearing Firm unpaid. The Introducing Firm furthermore agrees to be solely and exclusively responsible for the payment and delivery of all "when issued" or "when distributed" transactions which the Clearing Firm may accept, forward or execute for Introduced Accounts.

         C. On all over-the-counter transactions for Introduced Accounts, the Introducing Firm shall furnish the Clearing Firm with the names of the respective purchasing and selling broker/dealers (except as otherwise provided in Section D of this Article VIII, as set forth below), the names of the purchasing and selling customers, and the wholesale and retail purchase and sale prices and any other information required by the Clearing Firm.

         D.          Should   the   Introducing   Firm   give  an  order  in  an
                     over-the-counter security to the Clearing Firm and the counter party is left to the Clearing Firm's discretion, the Clearing Firm shall assume the responsibility of paying the Introducing Firm that which the counter party has failed to pay pursuant to the over-the-counter transaction ("del credere risk"). In case the Introducing Firm executes its own over-the-counter order or designates the counter party, it shall be understood that in the event the over-the-counter dealer with whom the Introducing Firm dealt or whom it designated fails to live up to its part of the transaction, the Introducing Firm shall assume the del credere risk and reimburse the Clearing Firm for any loss sustained thereby.

         E. The Introducing Firm shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to insure that such approved orders are transmitted properly to the Clearing Firm for execution. The Clearing Firm, in its reasonable business judgement, reserves the right to reject any order which the Introducing Firm may transmit to the Clearing Firm for execution.

         F. The Introducing Firm shall be solely and exclusively responsible for the supervisory review of all orders for the Introduced Accounts and shall insure that any orders and instructions given by it or any of its employees to the Clearing Firm pursuant to the terms of this Agreement shall have been properly authorized in advance.

         G. The Introducing Firm shall be solely and exclusively responsible for sales and purchases for the Introduced Accounts that may create or result in a violation of any of the Laws and Regulations, Rules or Standards.

         H. All transactions pursuant to the Terms of this Agreement shall be subject to the constitution, rules, by-laws, regulations, stated policies, practices, and customs and any modifications thereof of any National Securities Exchange or other securities exchange or market and its clearing house, if any, where executed, and the Laws and Regulations. It is understood that the Introducing Firm assumes sole and exclusive responsibility for compliance with the Laws and Regulations in the same manner and to the same degree as if the Introducing Firm were performing the services for the Introduced Accounts that have been performed by the Clearing Firm pursuant to this Agreement, except insofar as the Clearing Firm may, pursuant to Section D of this Article VIII, as set forth above, select the counter party to a particular transaction.

         I. All Transactions hereto between the Introducing Firm and the Clearing Firm with respect to orders given by or for the Introduced Accounts and cleared through the Clearing Firm shall be subject to the provisions of this Agreement.

IX.      Supervisory Responsibility

         A. The Introducing Firm shall have the sole and exclusive responsibility for the review of all Introduced Accounts, including an introduced IRA account for which the Clearing Firm serves as custodian, and for compliance with any supervisory responsibility under Rule 405(2) of the Rules, including but not otherwise limited to matters involving the investments made by the Introduced Accounts, the reasonable basis for recommendations made to Introduced Accounts, and the frequency of trading in the Introductory Accounts, whether or not such transactions are instituted by the Introducing Firm, its partners, employees or any registered investment advisor.

         B.         The  Introducing  Firm and the Clearing  Firm shall each be responsible for compliance with any supervisory procedures under Rules 342 and 351 of the Rules and, to the extent applicable, any other provisions of the Laws and Regulations, including but not otherwise limited to supervising the activities and training of their respective registered representatives, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

         C. Introducing Firm shall maintain compliance and supervisory procedures which are adequate to assure compliance with restricted/control stock requirements.


X.       Information to be Provided by the Introducing Firm

         A. The Introducing Firm shall provide the Clearing Firm with copies of all financial information and reports filed by the Introducing Firm with the NYSE (if a member), the NASD, the SEC, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith.

         B. The Introducing Firm shall submit to the Clearing Firm on a monthly basis or, if so requested by the Clearing Firm, at more frequent intervals, information and reports relating to the Introducing Firm's financial integrity, including but not otherwise limited to information regarding the Introducing Firm's aggregate indebtedness ratio and net capital.

         C. The Introducing Firm shall provide the Clearing Firm with all appropriate data in its possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to the Clearing Firm pursuant to the terms of this Agreement.

         D.          The  Introducing  Firm shall provide the Clearing Firm with
                     any   amendment  or  supplement  to  the  Form  BD  of  the
                     Introducing Firm.

XI.      Information to be Provided by the Clearing Firm

         A. The Clearing Firm shall provide the Introducing Firm with all appropriate data in its possession pertinent to the proper performance and supervision of any function specifically allocated to the Introducing Firm pursuant to the terms of this Agreement.

         B.          No later than December 31, 2001, and thereafter  within ten
                     (10) business days prior to each anniversary of such date, Clearing Firm shall provide Introducing Firm with a list or description of all reports (exception and other types of reports) which Clearing Firm offers to Introducing Firm to assist Introducing Firm in supervising Introducing Firm's activities, monitoring Introducing Firm's customer accounts and carrying out its functions and responsibilities under the Clearing Agreement. After receipt of this information, Introducing Firm agrees to promptly notify Clearing Firm in writing of the specific reports offered by Clearing Firm that Introducing Firm requires to supervise and monitor its customer accounts.

         C.

                     As part of its books and records, Clearing Firm shall retain copies of the reports requested by or provided to Introducing Firm by Clearing Firm (or alternatively, Clearing Firm may retain the data from which such original report was produced and at the request of Introducing Firm's DEA, Clearing Firm can either recreate the report or provide the data and the data formatting that was used by Clearing Firm to prepare the report).

         D.

                     Each year, no later than July 31, Clearing Firm shall provide written notification to the chief executive officer and chief compliance officer of Introducing Firm (with a copy of such notification to the Introducing Firm's DEA) of the reports offered by Clearing Firm and the reports requested by or supplied to Introducing Firm as of the date of such notification.

XII.     Customer Notification and Correspondence

         A.

                     The Introducing Firm shall be solely and exclusively responsible for informing its customers in a written correspondence, the form and substance of which shall be mutually agreed upon, prior to the Conversion Date, as to the general nature of the services to be provided by the Clearing Firm pursuant to this Agreement and the right of such customers to reject the services provided herein. Any new customers of the Introducing Firm shall be so informed on or about the date such customers become Introduced Accounts by the Clearing Firm.

         B.

                     The Introducing Firm shall inform its customers pursuant to such written correspondence that all inquiries and correspondence should be directed to the Introducing Firm. All customer correspondence shall be reviewed and responded to by the party responsible for the specific area to which the inquiry or complaint relates pursuant to the terms of this Agreement. In the event such correspondence is not directed to such party originally, the Introducing Firm or Clearing Firm shall expeditiously forward such correspondence to the appropriate party.

XIII.    Errors, Controversies and Indemnities

         A. Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Introducing Firm or any of its employees, which shall arise out of acts or omissions of the Introducing Firm or any of its employees (including, without limiting the foregoing, the failure of the Introducing Firm to deliver promptly to the Clearing Firm any instructions received by the Introducing Firm from an Introduced Account with respect to the voting, tender or exchange of shares held in such Introduced Account), shall be the sole and exclusive responsibility and liability of the Introducing Firm. In the event, however, that by reason of such error, misunderstanding or controversy, the Introducing Firm in its discretion deems it advisable to commence an action or proceeding against an Introduced Account, the Introducing Firm shall indemnify and hold the Clearing Firm harmless from any loss, liability, damage, cost or expense, penalties or taxes (including but not otherwise limited to fees and expenses of legal counsel) which the Clearing Firm may incur or sustain in connection therewith or under any settlement thereof. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against the Clearing Firm, the Introducing Firm shall indemnify and hold the Clearing Firm harmless from any loss, liability, damage, cost or expense, penalties or taxes, (including but not otherwise limited to fees and expenses of legal counsel) which the Clearing Firm may incur or sustain in connection therewith or under any settlement thereof.

         B. Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Introducing Firm or any of its employees, which shall arise out of acts or omissions of the Clearing Firm or any of its employees, shall be the sole and exclusive responsibility and liability of the Clearing Firm. In the event, however, that by reason of such error, misunderstanding or controversy, the Clearing Firm in its discretion deems it advisable to commence an action or proceeding against an Introduced Account, the Clearing Firm shall indemnify and hold the Introducing Firm harmless from any loss, liability, damage, cost or expense, penalties or taxes, (including but not otherwise limited to fees and expenses of legal counsel) which the Introducing Firm may incur or sustain in connection therewith or under any settlement thereof. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against the Introducing Firm, the Clearing Firm shall indemnify and hold the Introducing Firm harmless from any loss, liability, damage, cost or expense, penalties or taxes, (including but not otherwise limited to fees and expenses of legal counsel) which the Introducing Firm may incur or sustain in connection therewith or under any settlement thereof.

         C. The Clearing Firm and the Introducing Firm both agree to indemnify the other and hold the other harmless from and against any loss, liability, damage, cost or expense, penalties or taxes, (including but not otherwise limited to fees and expenses of legal counsel) arising out of or resulting from any failure by the indemnifying party or any of its employees to carry out fully the duties and responsibilities placed upon the indemnifying party by state or federal law, rule or regulation, or the rules and regulations of any stock exchange or other applicable self-regulatory organization, or assigned to the indemnifying party herein (including, without limitation, the indemnification obligations contained in this Agreement) or any breach of any representation or warranty herein by the indemnifying party under this Agreement. The Introducing Firm hereby agrees to indemnify and hold the Clearing Firm harmless from and against any loss, liability, damage, cost or expense, penalties or taxes, (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred in connection herewith in the event any Introduced Account fails to meet any initial margin call or maintenance call, in conformity with Article VIII hereof.

         D. The indemnification provisions in this Agreement shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

         E. Introducing Firm agrees to maintain, and to provide a certificate of insurance thereof to the Clearing Firm, brokers indemnity bond insurance providing coverage for an Introducing Firm that acts in the capacity of market maker equal to the greater of (a) $1,000,000 or (b) the minimum coverage as required under the rules of whichever or both of NASD or NYSE are applicable to it ("Applicable Rules"), and for all other Introducing Firms, the minimum coverage as required under Applicable Rules and other applicable law (or other such reasonable indemnity bond insurance requirements as communicated in writing upon thirty (30) days notice to Introducing Firm) covering any and all acts of its employees, agents and partners, listing the Clearing Firm as an additional insured party and permitting the Clearing Firm to assume the policy in the event of the Introducing Firm ceasing operations. Such indemnity bond insurance shall contain a rider or provision whereby the insurance company shall notify the Clearing Firm, as an insured party, of any modification to or claims under such policy by the Introducing Firm.

XIV.     Representations, Warranties and Covenants

         A. The Introducing Firm represents, warrants and covenants as follows:

                  (i) The Introducing Firm will (a) maintain at all times a net capital computed in accordance with Rule 15c3-1 of at least the amount set forth in the next sentence of this paragraph (i) of Section A in excess of the minimum net capital required by such rule and (b) immediately notify the Clearing Firm when (i) its net capital is less than the applicable amount set forth in (a) above, (ii) its Aggregate Indebtedness Ratio reaches or exceeds 10 to 1 or
                            (iii) if the Introducing Firm has elected to operate under paragraph (f) of Rule 15c3-1 of the Securities Exchange Act of 1934, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3. The amount required by clause (a) of the immediately preceding sentence shall be One Million Dollars ($1,000,000) until the Third Advance as defined in the Promissory Note shall have been made, at which time such required amount shall be One Million Five Hundred Thousand Dollars ($1,500,000); provided, however, that when, and only so long as, the principal amount outstanding on the Promissory Note after the Third Advance shall have been made shall have been reduced to not more than Two Million Dollars ($2,000,000), such required amount shall be One Million Dollars ($1,000,000), otherwise it shall be One Million Five Hundred Thousand Dollars ($1,500,000). The applicable amount identified in the immediately preceding sentence in excess of such minimum net capital shall be the "Clearing Agreement Excess Net Capital" which is described and defined in the hereinafter defined "Promissory Note."

                  (ii)

                            The Introducing Firm is a member in good standing of the NASD or other self-regulatory organization. The Introducing Firm shall promptly notify the Clearing Firm of any additional exchange memberships or affiliations. The Introducing Firm shall also comply with whatever non-member access rules have been promulgated by any National Securities Exchange or any other securities exchange of which it is not a member.

                  (iii)

                            The Introducing Firm and its representatives are and during the term of this Agreement shall remain duly registered or licensed and in good standing as a broker/dealer and registered representatives under all applicable Laws and Regulations and, except as relief may be granted by the SEC pursuant to Rule 19h-1 of the SEA, shall not be subject to a "statutory disqualification" as such term is defined in Section 3(a)(39) of the SEA.

                  (iv)

                            The Introducing Firm has all the requisite authority in conformity with all applicable Laws and Regulations to enter into this Agreement and to retain the services of the Clearing Firm in accordance with the terms hereof.

                  (v)

                            The  Introducing  Firm is in compliance,  and during
                            the term of this Agreement shall remain in compliance with (i) the capital and financial reporting requirements of every National Securities Exchange or other securities exchange and/or securities association of which the Introducing Firm is a member, (ii) the capital requirements of every state in which the Introducing Firm is licensed as a broker/dealer. In the event that the Introducing Firm is notified at anytime by any regulatory authority of a net capital deficiency or similar notice, a copy shall be provided immediately to the Clearing Firm. The Introducing Firm, in addition, shall provide to the Clearing Firm copies of any and all net capital deficiency notices or reports that the Introducing Firm files with such regulatory authorities including, but not limited to, notices and reports made pursuant to section 17a(11) of the SEA.

                  (vi)

                            The Introducing Firm shall not generate and/or prepare any statements, billings or confirmations respecting any Introduced Account unless expressly so instructed in writing by the Clearing Firm.

                  (vii)

                            The Introducing Firm shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Clearing Firm, which requirement shall survive the life of this Agreement.

                  (viii) The Introducing Firm agrees that it shall not use the name of or make any representations on behalf of the Clearing Firm or any of its affiliates without the express written consent of the Clearing Firm.

                  (ix) The Introducing Firm shall at all times comply with the annual and periodic reporting requirements of Rule 17a-5 of the SEA and, in addition, shall provide the Clearing Firm copies of any and all reports filed pursuant to such Rule 17a-5 within twenty four (24) hours of the date on which such reports are filed with the SEC.


                  (x) The Introducing Firm shall at no time be subject to an order of the SEC pursuant to Section 15(b)(4) of the SEA.

                  (xi) The Introducing Firm shall keep confidential, and not share with anyone other than the Clearing Firm and others entitled thereby by applicable law, any and all proprietary information relating to the Introducing Firm, including but not limited to all or any portion of the names, addresses and taxpayer identification numbers of any one or more or all of
                            (a) the brokers, dealers and investment advisers of the Introducing Firm (whether they be independent contractors or employees), and (b) the customers of the Introducing Firm.

                  (xii) The Introducing Firm shall not obtain services of the type being provided by the Clearing Firm under this Agreement from any party other than the Clearing Firm; provided that (i) the Clearing Firm acknowledges that the Introducing Firm obtains as of the date of this Agreement clearing services from other clearing firms previously disclosed in writing to the Clearing Firm and shall use its reasonable efforts to convert at least ninety percent (90%) of its cleared trades to the Clearing Firm in a commercially reasonable manner in a period not to exceed twelve (12) months from the date of this Agreement, and (ii) the Introducing Firm shall, from time to time, acquire the securities or assets of other firms which obtain clearing services from entities other than the Clearing Firm and the Introducing Firm shall use its reasonable efforts to convert each such firm to the Clearing Firm in a commercially reasonable manner in a period not to exceed twelve (12) months from the date of acquisition of the securities or assets of that firm.

                 (xiii) The Introducing Firm is organized under the laws of the State of Washington and has not changed the jurisdiction of its organization within the five (5) years preceding the date hereof except as previously reported in writing to the Clearing Firm. The principal place of business of the Introducing Firm is at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154. The Introducing Firm's organizational identification number assigned by the jurisdiction of its organization is 178077585.

         B. The Clearing Firm represents, warrants and covenants as follows:

                  (i) The Clearing Firm is a member in good standing of the NASD and the NYSE

                  (ii) The Clearing Firm is and during the term of this Agreement shall remain duly licensed and in good standing as a broker/dealer under all applicable Laws and Regulations.

                  (iii) The Clearing Firm has all the requisite authority, in conformity with all applicable Laws and Regulations, to enter into and perform this Agreement.

                  (iv) The Clearing Firm is in compliance, and during the term of this Agreement shall remain in compliance with (i) the capital and financial and other reporting requirements of every National Securities Exchange and/or other securities exchange or association of which it is a member, (ii) the capital requirements of the SEC, and (iii) the capital requirements of every state in which it is licensed as a broker/dealer.

                  (v) The Clearing Firm represents and warrants that the names and addresses of the Introducing Firm's customers which have or which may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by the Clearing Firm except in connection with the functions performed by the Clearing Firm pursuant to this Agreement. The Clearing Firm shall send no written information to such customers other than statements, bills or notices of transactions in connection with its role as the Clearing Firm.

                            Notwithstanding the foregoing, should a client who has an Introduced Account request, on an unsolicited basis, that the Clearing Firm or an organization affiliated with the Clearing Firm become its broker, acceptance of such client by the Clearing Firm or such affiliated organization shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

                  (vi) The Clearing Firm shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Introducing Firm, which requirement shall survive the life of this Agreement.

XV.    Termination - Events of Default

       Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this Agreement (each, an "Event of Default"):

       (1) the Introducing Firm shall fail to maintain net capital set forth in Section A(i)(a) of Article XIV; or

       (2) either the Clearing Firm or the Introducing Firm shall fail to perform or observe any term, covenant or condition to be performed or observed by it under this Agreement and such failure shall continue to be unremedied for a period of thirty (30) days (ten
              (10) business days in the case of a violation or any representation, warranty or covenant set forth above in Sections A(viii), A(ix) and A(x) of Article XIV) after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or

       (3) any representation or warranty made by either the Clearing Firm or the Introducing Firm herein shall prove to be incorrect at any time in any material respect; or

       (4) a receiver, liquidator or trustee of either the Clearing Firm or the Introducing Firm, or of its property, held by either party is appointed by court order and such order remains in effect for more than thirty (30) days; or either the Clearing Firm or the Introducing Firm is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than thirty (30) days; or a petition is filed against either the Clearing Firm or the Introducing Firm under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) days after such filing; or

       (5) either the Clearing Firm or the Introducing Firm files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

       (6) either the Clearing Firm or the Introducing Firm makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either the Clearing Firm or the Introducing Firm, or of any property held by either party; or

       (7) any Event of Default occurs under the Promissory Note of even date herewith made by Olympic Cascade Financial Corporation in the amount of Six Million Dollars ($6,000,000) payable to the order of the Clearing Firm (the "Promissory Note"); or

       (8) any change in the financial condition of the Introducing Firm occurs which the Clearing Firm reasonably determines to be material and adverse in that it causes the Clearing Firm to question, in the reasonable exercise of its judgment, whether the Introducing Firm will be able to meet its obligations under this Agreement.

XVI. Additional Provisions as to Remedies

       A. Upon the occurrence of any such Event of Default, the non-defaulting party shall have the right, exercisable at its option by notice to the defaulting party, to declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been sent or communicated to the defaulting party. Notwithstanding the foregoing, if a notice of termination is given upon the occurrence of any such Event of Default with respect to the Introducing Firm, the Clearing Firm shall remain entitled to exercise any or all of the rights and remedies provided it by this Agreement (including but not limited to those with respect to indemnities) with respect to acts, inactions and omissions in the period prior to such termination, the Introducing Firm and the Clearing Firm expressly agreeing that all such rights, remedies and indemnities shall survive the termination of this Agreement and remain in full force and effect.

       B. Without limitation upon the foregoing, upon the occurrence of an Event of Default with respect to the Introducing Firm, the Clearing Firm shall have the right, exercisable at its option, to offset any and all liabilities, costs and expenses due it from the Introducing Firm which remain unpaid as of the date of such Event of Default against the amount in the Deposit Account (hereinafter defined in Section A of Article XVIII) and the commission revenue and proprietary account balances then in the possession of the Clearing Firm.

       C. Without limitation upon any of the Clearing Firm's other rights and remedies under this Agreement (including but not limited to rights to be indemnified by the Introducing Firm), if at any time and from time to time (1) the Clearing Firm has a claim against the Introducing Firm which arises in any manner under this Agreement, (2) an Introduced Account has made a claim against the Clearing Firm which arises as a consequence of the Introducing Firm's actions, inactions or omissions under this Agreement, or
              (3) the Introducing Firm is otherwise obligated to indemnify the Clearing Firm under this Agreement, and the Introducing Firm fails or refuses to satisfy its obligation under any one or more or all of clause (1), (2) or (3) of this Section C (the obligation arising with respect to each such failure or refusal being hereinafter called an "Outstanding Obligation") within five (5) business days after receipt of notice from the Clearing Firm of that Outstanding Obligation, the Clearing Firm shall have the right, without notice or demand, to (i) deduct the amount of that Outstanding Obligation from commissions owed to the Introducing Firm at that time or thereafter and pay the amount so deducted to satisfy that Outstanding Obligation, and (ii) if the amount of such commissions are not at any one time sufficient to satisfy that Outstanding Obligation, withdraw such amount from any one or more of the Deposit Account and the Introducing Firm's proprietary accounts and pay the amount so withdrawn to satisfy that Outstanding Obligation. After the satisfaction of that Outstanding Obligation, the Introducing Firm shall promptly deposit additional cash into the Deposit Account so that the principal balance thereof equals the amount hereinafter required by Section A of
              Article XVIII.

       D. The enumeration in this Agreement of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

XVII.  Miscellaneous

       A. As of the Conversion Date, the Clearing Firm shall not convert to its records as Introduced Accounts customer accounts of the Introducing Firm that are partially or totally unsecured, securities in the name of the Introducing Firm's customers, or legal transfer securities (securities in the name of estates, trust, joint ownership and such).

       B. The Clearing Firm shall have the power to place open orders as instructed by the Introducing Firm as of the Conversion Date, and appropriate adjustments shall be made by the Clearing Firm to reflect that the Clearing Firm has acted as broker on the open orders with specialists on any National Securities Exchange or other securities exchange.

       C. The Clearing Firm shall have the power to effect appropriate adjustments with respect to pending dividends and other distributions from the Conversion Date through the last payable date of such pending dividends.

       D. The Introducing Firm shall be responsible for providing annual dividend and distribution information as contained in IRS Form 1087 and any other information required to be reported by federal, state, or local tax laws, rules or regulations, to its customers until the Conversion Date, whereupon the Clearing Firm shall assume this function as to Introduced Accounts.

       E. The Clearing Firm shall have the power to allocate and make appropriate adjustments for fails, reorganization accounts, other work in process accounts, and coverages relating to accounts of the customers of the Introducing Firm that have become Introduced Accounts pursuant to the terms of this Agreement.

       F. The Introducing Firm shall assume all liabilities in connection with uncompared principal trades. The Introducing Firm shall also assume all liabilities in connection with the bad debts of all Introduced Accounts. Unsecured debits in the Introduced Accounts shall be paid within fifteen (15) days of their origin date, and it shall be the responsibility of the Introducing Firm to collect such payments from its customers and transmit them to the Clearing Firm within such fifteen (15) day period. If any debit balances remain outstanding for a period of more than fifteen (15) days after their origin date, the Clearing Firm is authorized to apply as payment of such debit balances commission fees owed to the Introducing Firm in connection with transactions pursuant to this Agreement.

       G. Transfers of securities relating to Introduced Accounts shall be frozen ten (10) business days prior to the Conversion Date.

       H. The Clearing Firm shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein and the Introducing Firm shall not hold itself out as an agent of the Clearing Firm or any of the subsidiaries or companies controlled directly or indirectly by or affiliated with the Clearing Firm. Should the Introducing Firm in any way attempt to hold itself out as, advertise or in any way represent that it is the agent of the Clearing Firm, the Clearing Firm shall have the power, at its option, to terminate this

              Agreement and the Introducing Firm shall be liable for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by the Clearing Firm as a result of such a representation of agency or apparent authority to act as an agent of the Clearing Firm or agency by estoppel.

       I. This Agreement supersedes any previous agreement and may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement.

       J.     This  Agreement  shall be  submitted  to  and/or  approved  by any
              National Securities Exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. The parties hereto agree to work diligently and in good faith to have this Agreement be reviewed and approved expeditiously. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval. The date as of which all applicable regulatory authorities shall have approved the Clearing Agreement shall hereinafter be called the "Clearing Agreement Approval Date."

       K.

              (i) The first period of the arrangement contemplated by this Agreement (the "First Term Year") shall commence on the date first written above and shall end on the last day of the twelfth consecutive calendar month which follows the first (1st) day of the first (1st) calendar month after the Clearing Agreement Approval Date. The term of this Agreement shall commence on the date first above written and shall end of the tenth anniversary of the end of the First Term Year (the "Term"). Each of the First Term Year and each succeeding period of twelve consecutive calendar months shall hereinafter be called a "Term Year." After the expiration of the Term, either party may terminate this Agreement by giving ninety (90) days' advance written notice to the other party.

              (ii) In the event that (a) the Introducing Firm desires to terminate this Agreement and cancel the relationship contemplated hereby prior to the expiration of the Term, or (b) the Clearing Firm elects to terminate this Agreement during the Term upon an Event of Default with respect to the Introducing Firm, the Introducing Firm shall, upon such termination, pay to the Clearing Firm the following early termination fees:

              ---------------------------------- -------------------------------
              Termination in Term Year             Early Termination Fee
              ---------------------------------- -------------------------------
                           1                              $2,000,000
              ---------------------------------- -------------------------------
                           2                              $1,600,000
              ---------------------------------- -------------------------------
                           3                              $1,200,000
              ---------------------------------- -------------------------------
                           4                               $800,000
              ---------------------------------- -------------------------------
                           5                               $400,000
              ---------------------------------- -------------------------------

              Notwithstanding the foregoing, if the loan evidenced by the Promissory Note is paid in full in accordance with its terms and there is then no Event of Default under this Agreement, the Clearing Firm shall waive its right to receive any early termination fees under this Agreement which are payable after the date such loan is so paid.

              (iii) In the event of a change in the "control" of the Clearing Firm which (a) occurs prior to the expiration of the second (2nd) Term Year and (b) necessitates the conversion of the Introduced Accounts of Introducing Firm, and all positions in such accounts, from the Clearing Firm to another clearing firm (a "Change in Control Conversion"), then Introducing Firm shall have the right to elect either to (1) continue this Agreement as if no change in control had occurred or (2) terminate this Agreement. If the Introducing Firm elects to terminate this Agreement pursuant to this paragraph (iii) of Section K, the Introducing Firm shall have no obligation to pay any early termination fees under this Agreement which are payable after the date it terminates this Agreement and the Clearing Firm shall pay the Introducing Firm whichever of the following fees is then applicable (the "Change in Control Fee") as compensation for subjecting the Introducing Firm to a Change in Control Conversion:

              ------------------------------------ -----------------------------
              Change in Control in Term Year            Change in Control Fee
              ------------------------------------ -----------------------------
                        1                                    $2,000,000
              ------------------------------------ -----------------------------
                        2                                    $1,600,000
              ------------------------------------ -----------------------------

              For purposes of this paragraph (iii) of Section K, the occurrence of any one or more of the following without the prior written consent of the Introducing Firm shall be deemed to be a change in the "control" of the Clearing Firm: (a) the sale of all or substantially all of the business or assets of the Clearing Firm at any time during the Term, (b) the acquisition of more than fifty percent (50%) of the outstanding stock or voting power of the Clearing Firm by any other entity; or (c) the merger or consolidation of the Clearing Firm into another entity.

       (iv) Notwithstanding any other provision of this Agreement and without limitation upon the rights and obligations under paragraphs (ii) and (iii) of this Section K, this Agreement may be terminated and the relationship contemplated hereby cancelled by the Clearing Firm at any time for any reason, and without liability therefor, upon ninety (90) days prior written notice to the Introducing Firm.

       L.

              ANY DISPUTE OR CONTROVERSY BETWEEN THE INTRODUCING FIRM AND THE CLEARING FIRM RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION BEFORE AND UNDER THE ARBITRATION RULES OF THE NYSE.

       M The Clearing Firm shall not be bound to make any investigation into the facts surrounding any transaction that it may have with the Introducing Firm on a principal or agency basis or that the Introducing Firm may have with its customers or other persons, nor shall the Clearing Firm be under any responsibility for compliance by the Introducing Firm with any Laws or Regulations which may be applicable to the Introducing Firm.

       N. To facilitate the keeping of records by the Clearing Firm, the Introducing Firm shall turn over promptly to the Clearing Firm any and all payments and securities which the Introducing Firm receives from its customers. Concurrently with the delivery of such payments or securities to the Introducing Firm, it shall furnish the Clearing Firm with such information as may be relevant or necessary to enable the Clearing Firm to record promptly and properly such payments and securities in the respective Introduced Account.

       O. This Agreement shall be binding upon all successors, assigns or transfers of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Introducing Firm or the Clearing Firm. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by the Introducing Firm shall be valid unless the Clearing Firm consents to such an assignment in writing. Any assignment by the Clearing Firm to any subsidiary that it may create or to a company affiliated with or controlled directly or indirectly by it shall be deemed valid and enforceable in the absence of any consent from the Introducing Firm. Neither this Agreement nor any operation under this Agreement is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Introducing Firm and the Clearing Firm.

       P. Notwithstanding the provisions of Section L of Article XVII that any dispute or controversy between the parties relating to or arising out of this Agreement shall be referred to and settled by arbitration, in connection with any breach by the Introducing Firm of Section H of Article XVII or by the Clearing firm of the second sentence of Section B(v) of Article XIV, the Clearing Firm or the Introducing Firm, as applicable, may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, by application to the United States District Court for the Eastern District of Virginia or the Circuit Court of the Commonwealth of Virginia or the City of Richmond seek any such temporary or provisional relief or remedy ("provisional remedy") provided by the laws of the United States or the laws of the Commonwealth of Virginia would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for a provisional remedy decided by the court to which it is made and that such application shall not be referred to or settled by arbitration. No such application to either said court for a provisional remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with Section L above.

       Q. Neither the Introducing Firm nor the Clearing Firm shall, without having obtained the prior written approval of the other firm, agree to place or place any advertisement in any newspaper, publication, periodical or any other media or communicate with any customer or the public in any manner whatsoever if such advertisement or communication in any manner makes reference to the other firm, to any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, with the other firm and to the clearing arrangements and/or any of the services embodied in this Agreement.

       R. The Laws and Regulations require that the Clearing Firm must have proper documentation to support any account opened on its books, including Introduced Accounts. If, after reasonable request therefor, the necessary documents so as to enable the Clearing Firm to comply with such account documentation requirements of the Laws and Regulations have not been received by the Clearing Firm, the Introducing Firm shall receive notification that no further orders shall be accepted for the Introduced Accounts involved. Should it happen that inadvertent orders are placed for such account after this notice is received, no commission credit shall be granted from such orders. On receipt of the necessary documents, this restriction shall be lifted on future commissions, but any commissions withheld shall not be credited or paid. This Agreement is not in any way intended to limit the responsibility of the Clearing Firm under the Laws and Regulations with respect to Introduced Accounts.

       S. The construction and effect of every provision of this Agreement, the rights of the parties under this Agreement and any questions arising out of the Agreement, shall be governed by, construed under and subject to the statutory and common law of the Commonwealth of Virginia.

       T. The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

       U. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon the Introducing Firm any special treatment regarding any other arrangements, agreements or understanding which presently exist between the Introducing Firm and the Clearing Firm or which may hereafter exist. The Introducing Firm shall be under no obligation whatsoever to deal with the Clearing Firm or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with the Clearing Firm, in any capacity other than as set forth in this Agreement. Likewise, the Clearing Firm shall be under no obligation whatsoever to deal with the Introducing Firm or any of its affiliates in any capacity other than as set forth in this Agreement.

       V. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

       W. Unless otherwise expressly provided in this Agreement, all notices, consents, directions, approvals, restrictions, requests and other communications required or permitted to be delivered under this Agreement shall be in writing and shall be deemed duly given if delivered personally or by express delivery service (such as UPS Next Day Air), or if sent by registered or certified United States mail, return receipt requested, first class, postage prepaid, to the following addresses (or to such other address of a party which that party elects to designate in writing to all other addressees listed below). The date such notice is deemed given shall be the date it is received, if it is delivered in person (including by express delivery service), or two days after its postmark date, if it is sent by registered or certified mail.

                If to the Clearing Firm:  First Clearing Corporation,
                                          901 E. Byrd Street
                                          P.O. Box 1357, Richmond, VA 23211-1357
                                          Attn: President

                If to the Introducing Firm: National Securities Corporation
                                            1001 Fourth Avenue, Suite 2200
                                            Seattle, WA 98154
                                            Attn: President

       X. The Clearing Firm shall not be liable for any loss caused, directly or indirectly, by government restrictions, exchange or market ruling, suspension of trading, war, strikes or other conditions beyond the control of the Clearing Firm. In the event that any communications network or computer system used by the Clearing Firm, whether or not owned by the Clearing Firm, is rendered inoperable, the Clearing Firm shall not be liable to the Introducing Firm for any loss, liability, claim, damage or expense resulting, either directly or indirectly, therefrom.

       Y. The Clearing Firm shall have the right to investigate, or arrange for an appropriate party to investigate, the Introducing Firm's credit; provided, however, that the Introducing Firm may make a written request for disclosure of the nature of such investigation within a reasonable time. Nothing in this Section Z shall be construed to relieve the Introducing Firm of its obligation to over see its financial integrity.

       Z. During the Term of this Agreement (including any extensions or renewals thereof), neither the Introducing Firm nor the Clearing Firm or any of its affiliates shall hire or suffer the employment of a registered representative ("Representative") of the other without the prior express written approval of a senior executive officer of the party (the "Losing Firm") which is losing the Representative.

              1. In the event that a party (the "Hiring Firm") hereto hires or suffers the employment of a Representative of the Losing Firm without having obtained the prior written permission required above pursuant to this Section Z, the Hiring Firm shall pay to the Losing Firm an amount equal to fifty

                                      -29-
                     percent (50%) of the trailing twelve (12) month production of each Representative so hired. Payment shall be made by the Hiring Firm to the Losing Firm within thirty (30) days of the making of a written demand by the Losing Firm. In the event that payment is not made when due, the Losing Firm may offset such unpaid amount(s) against any sums which may be due by it to the Hiring Firm.

              2. Notwithstanding anything contained in this Agreement (including without limitation, this Article XVIII, Section
                     Z), in addition to the right to receive fifty percent (50%) of the trailing twelve (12) month production of each Representative so hired without its permission, the Losing Firm shall be entitled to exercise any and all other remedies or claims it may have under contract, law, equity or arbitration, cumulatively, against either or both the Representative and/or the Hiring Firm.

              3. For the purposes of this Section Z, the term "Representative" shall have the same meaning given to it in
                     Part III of Schedule C of the By-Laws of the NASD, PROVIDED HOWEVER, that for purposes of this Section Z, "Representative" shall also include individuals who are registered with, or licensed by any other securities self-regulatory organization, national securities exchange or state securities administrator.

       AA. Payment of commissions due the Introducing Firm shall be made by the Clearing Firm to the Introducing Firm twice each calendar month subject to and after the deduction of the following from such commissions:

              1. All clearing and other charges, costs and expenses due and payable to the Clearing Firm under this Agreement.

              2. All amounts due and payable under this Agreement by the Introducing Firm to the Clearing Firm on account of losses, liabilities, damages and any rights the Clearing Firm may have against the Introducing Firm under this Agreement.

       BB. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart. It shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall together constitute a single agreement.

XVIII.   Introducing Firm Deposit Account

       A. In order to further assure compliance with its representations, agreements and indemnifications herein, the Introducing Firm agrees to establish an Introducing Firm Deposit Account ("the Deposit Account") in the name of the Introducing Firm with the Clearing Firm.

              The Introducing Firm shall deposit good and free funds in the amount of One Million Dollars ($1,000,000) into the Deposit Account on the day that the First Advance (as defined in the Promissory Note) is made under the Promissory Note. Thereafter, the Introducing Firm shall at all times maintain on deposit in the Deposit Account not less than One Million Dollars ($1,000,000) in good and free funds. The Clearing Firm shall pay interest on cash deposited in the Deposit Account in accordance with its then accepted Free Credit Balance Interest Rates.

       B. The establishment of the Deposit Account and deposit of funds therein shall be for the purposes described in this section and shall not constitute an ownership interest in the Clearing Firm by the Introducing Firm.

       C. Return of Required Clearing Deposit. Upon termination of this Agreement in accordance with the provisions hereof, and subject to
              (a) the Clearing Firm's receipt of payment in full of any and all amounts owing to the Clearing Firm under this Agreement
              (collectively, the "Clearing Agreement Amounts") and (b) the Introducing Firm's satisfaction of each and every of the Introducing Firm's outstanding obligations to the Clearing Firm under this Agreement, including without limitation obligations arising under indemnities in this Agreement and the obligation to pay the Clearing Agreement Amounts (collectively, the "Clearing Agreement Obligations"), the Clearing Firm shall return the required clearing deposit to the Introducing Firm within thirty
              (30) calendar days of the date on which all of said payments have been received, and obligations satisfied. The Clearing Agreement Obligations include, but are not limited to, any open and unsettled litigation matters between the Clearing Firm and either the Introducing Firm or its customer, any unresolved, unsecured Introduced Account debit balances, any open fails as a result of trades executed on behalf of Introduced Accounts, and any failures to transfer to another broker any Introduced Accounts introduced by the Introducing Firm. The Clearing Agreement Amounts and the Clearing Agreement Obligations shall collectively be referred to as the "Clearing Agreement Liabilities."

XIX.     Liens and Security Interests

The Introducing Firm hereby grants to the Clearing Firm a security interest in and lien on all of the Introducing Firm's right, title and interest, whether now existing or hereafter arising, in, to and under (i) all commission, proprietary and other accounts of the Introducing Firm maintained with the Clearing Firm, including without limitation the Deposit Account, (ii) all securities, financial assets, contracts, commercial paper, monies, general intangibles, investment property (as each such term is defined in the Uniform Commercial Code as shall be in effect in the Commonwealth of Virginia on July 1, 2001), and all other similar property of every nature, type or description held in any commission, proprietary or other account of the Introducing Firm maintained with the Clearing Firm, including without limitation the Deposit Account, and (iii) all proceeds thereof. The foregoing security interest and lien shall secure the payment and performance of all of the Introducing Firm's debts, liabilities and obligations to the Clearing Firm under this Agreement, whether now existing or hereafter arising and howsoever incurred, including without limitation the Clearing Agreement Liabilities. Without limiting any of the Clearing Firm's other rights and remedies under this Agreement, the Introducing Firm hereby agrees that the Clearing Firm may, without demand or notice of any kind, debit any cash balance in any account of the Introducing Firm maintained with the Clearing Firm and/or liquidate any securities or other property of any type held in any account of the Introducing Firm maintained with the Clearing Firm and credit the proceeds to the obligations secured hereby in such order of application as the Clearing Firm elects in its sole discretion. The Introducing Firm shall, from time to time, at its sole expense, promptly execute, deliver, file and/or record (as appropriate) all such instruments and documents, and take all such further action as the Clearing Firm may deem necessary or prudent in order to perfect, continue and protect the security interests and liens granted hereunder or to enable the Clearing Firm to exercise and enforce its rights and remedies with respect to any of the property in which the Clearing Firm has a security interest or lien. The Introducing Firm and the Clearing Firm hereby expressly agree that any and all property contained in any of the foregoing accounts is to be treated as a "financial asset" as that term is defined in Title 8A of the Uniform Commercial Code as adopted in the Commonwealth of Virginia on the date hereof.


                          [SIGNATURES ON THE NEXT PAGE]

Made and executed at Richmond, Virginia on the date first hereinabove set forth.

                                         NATIONAL SECURITIES CORPORATIOIN



                                         By:
                                            ------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------



                                         FIRST CLEARING CORPORATION



                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------